Exhibit 99.1

Akoya Biosciences Reports First Quarter 2025 Financial Results

May 12, 2025

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the first quarter ending March 31, 2025.

“Akoya remained focused on operational discipline and innovation in the first quarter of 2025, while successfully increasing our installed base in the face of broader macroeconomic and NIH funding uncertainty. Our technology continues to gain momentum globally, underscored by growing adoption in large-scale population studies as well as an expanding publication footprint across key research areas in high-impact journals,” said Brian McKelligon, CEO of Akoya Biosciences. “As we look ahead to combining forces with Quanterix, we are confident in the value-creating opportunities this integration brings—uniting two leaders in proteomics to accelerate the future of precision medicine.”

First Quarter 2025 Financial Results

●	Revenue was $16.6 million in the first quarter of 2025, compared to $18.4 million in the prior year period; a decrease of 9.8%.
●	Gross margin was 59.3% in the first quarter of 2025, compared to 45.7% in the prior year period.
●	Operating expenses were $23.3 million for the first quarter of 2025, compared to $30.0 million in the prior year period, an improvement of 22.3%.
●	Operating loss was $13.4 million for the first quarter of 2025, compared to $21.6 million in the prior year period, an improvement of 37.9%.
●	Net cash used in operating activities decreased by $13.6 million to $7.2 million in the first quarter of 2025, compared to $20.8 million in the prior year period.
●	$27.5 million of cash, cash equivalents and marketable securities as of March 31, 2025.

First Quarter 2025 Business Highlights

●	Akoya and Team SAMBAI announced the selection of PhenoCycler-Fusion as the foundational spatial proteomics platform for a landmark Cancer Grand Challenges-funded study. This large-scale study aims to address cancer inequities through high-plex, high-throughput spatial analysis and will generate data for a first-of-its-kind Biobank and Data Repository.
●	Akoya and the Singapore Translational Cancer Consortium (STCC) have partnered to deploy the PhenoCode Discovery IO60 panel in the SUPER study, aimed at advancing cancer immunophenotyping in Singapore. The study seeks to identify predictors of PD-1 immunotherapy response in real-world Asian patient populations, bridging cutting-edge spatial proteomics with clinical insights.
●	At the recent American Association for Cancer Research (AACR) Annual Meeting (April 25–30, Chicago, IL), Akoya in partnership with Enable Medicine, launched the largest commercially available single-cell spatial proteomics atlas. Akoya also announced the expansion of its Advanced Biopharma Solutions portfolio with a new antibody-drug conjugate (ADC) breast cancer assay and showcased real-world insights from the IO60 panel.

●	The quarter ended with an instrument installed base of 1,359 (410 PhenoCyclers, 949 PhenoImagers), a year-over-year increase of 12.0% compared to an installed base of 1,213 (354 PhenoCyclers, 859 PhenoImagers) in the prior year period.
●	The quarter ended with 1,891 total publications citing Akoya’s technology, a year-over-year increase of 44.7% compared to 1,307 total publications in the prior year period.

In light of the pending acquisition by Quanterix Corporation, Akoya will not be hosting an earnings conference call or providing forward-looking guidance at this time.

Important Additional Information

In connection with its proposed acquisition of Akoya (the “Merger”), Quanterix Corporation (“Quanterix”) will file with the SEC a post-effective amendment to its previously filed registration statement on Form S-4 (as so amended, the “Registration Statement”), which will contain a preliminary proxy statement of Akoya and a preliminary prospectus of Quanterix (the “Proxy Statement/Prospectus”), and each of Quanterix and Akoya have, and may in the future, file with the SEC other relevant documents regarding the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY QUANTERIX AND AKOYA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTERIX, AKOYA AND THE PROPOSED MERGER. A definitive copy of the Proxy Statement/Prospectus will be mailed to Akoya stockholders when that document is final. Investors and security holders will be able to obtain the Registration Statement and the Proxy Statement/Prospectus, as well as other filings containing information about Quanterix and Akoya, free of charge from Quanterix or Akoya or from the SEC’s website when they are filed. The documents filed by Quanterix with the SEC may be obtained free of charge at Quanterix’s website, at www.quanterix.com, or by requesting them by mail at Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821. The documents filed by Akoya with the SEC may be obtained free of charge at Akoya’s website, at www.akoyabio.com, or by requesting them by mail at Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752 ATTN: Chief Legal Officer.

Participants in the Solicitation

Quanterix and Akoya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akoya in respect of the proposed Merger. Information about Akoya’s directors and executive officers is available in the Proxy Statement/Prospectus and in Amendment No. 1 to Akoya’s Annual Report on Form 10-K for fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025, and other documents filed by Akoya with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the definitive Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Quanterix or Akoya as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding the potential benefits of the pending acquisition of Akoya by Quanterix Corporation and the likelihood that such acquisition will be consummated, Akoya’s ability to achieve market acceptance of, and the potential and capabilities of, its current and planned products and services, and other statements regarding Akoya’s growth prospects, business strategies, operational performance, use of capital, results of operations, financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents Akoya files with the Securities and Exchange Commission from time to time. Akoya cautions you that forward-looking statements are based on a combination of facts and factors currently known by Akoya and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent Akoya’s views as of the date hereof. Akoya undertakes no obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events for any reason, except as required by law.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Akoya’s underlying assumptions prove to be incorrect, actual results may differ materially from what Akoya anticipates. Akoya cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

investors@akoyabio.com

Media Contact:

Ritu Mihani

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$20,357	$11,779
Marketable securities	7,187	23,261
Accounts receivable, net	11,742	13,779
Inventories, net	22,853	24,321
Prepaid expenses and other current assets	4,073	3,592
Total current assets	66,212	76,732
Property and equipment, net	6,920	7,203
Demo inventory, net	1,119	1,336
Intangible assets, net	13,845	14,559
Goodwill	18,262	18,262
Operating lease right of use assets, net	3,859	4,255
Financing lease right of use assets, net	1,307	1,525
Other non-current assets	1,125	1,133
Total assets	$112,649	$125,005
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$21,863	$19,607
Current portion of operating lease liabilities	2,708	2,674
Current portion of financing lease liabilities	506	609
Deferred revenue	6,518	6,554
Current portion of long-term debt, net of debt discount	76,487	—
Total current liabilities	108,082	29,444
Deferred revenue, net of current portion	2,782	3,063
Long-term debt, net of current portion and debt discount	—	76,182
Contingent consideration liability, net of current portion	3,472	3,871
Operating lease liabilities, net of current portion	3,406	3,988
Financing lease liabilities, net of current portion	616	693
Other long-term liabilities	180	169
Total liabilities	118,538	117,410
Total stockholders' (deficit) equity	(5,889)	7,595
Total liabilities and stockholders' (deficit) equity	$112,649	$125,005

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended
	March 31,	March 31,
	2025	2024
Revenue:
Product revenue	$12,032	$12,140
Service and other revenue	4,607	6,210
Total revenue	16,639	18,350
Cost of goods sold:
Cost of product revenue	4,491	6,723
Cost of service and other revenue	2,277	3,248
Total cost of goods sold	6,768	9,971
Gross profit	9,871	8,379
Operating expenses:
Selling, general and administrative	17,580	19,863
Research and development	5,557	5,554
Change in fair value of contingent consideration	146	179
Impairment	—	2,971
Restructuring	—	1,397
Total operating expenses	23,283	29,964
Loss from operations	(13,412)	(21,585)
Other income (expense):
Interest expense	(2,492)	(2,612)
Interest income	313	937
Other expense, net	(13)	(161)
Loss before provision for income taxes	(15,604)	(23,421)
Provision for income taxes	(48)	(63)
Net loss	$(15,652)	$(23,484)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.48)
Weighted-average shares outstanding, basic and diluted	49,664,515	49,188,170